JOINT FILER INFORMATION

Name:                                                Urstadt Property Company, Inc.

Address:                                                 2 Park Place, Bronxville, New York 10708

Designated Filer:                                  Charles J. Urstadt

Issuer & Ticker Symbol:                    Urstadt Biddle Properties Inc. (UBP)
               (Common Stock)

Date of Event                                           October 16, 2009
Requiring Statement:

Signature:                                               Urstadt Property Company, Inc.

                      X
By:             Charles J. Urstadt
by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman